EXHIBIT 99.2

Roomlinx, Inc.
PROFORMA CONSOLIDATED BALANCE SHEETS
(Unaudited)

		Canadian
	Roomlinx, Inc.	Communications
	December 31,	December 31,
	2009	2009	Adjustments	Consolidated	Notes
ASSETS
Current assets:
Cash and cash equivalents	$656,080	$37,829	$(500,000)	$193,909	a,b,e
Accounts receivable, net	458,614	190,725		649,339
Leases receivable, current portion	85,145	-		85,145
Prepaid and other current assets	34,296	79,719		114,015
Inventory	240,755	254,323		495,078
Due from affiliate	-	105,000		105,000
Total current assets	1,474,890	667,596	(500,000)	1,642,486

Property and equipment, net	267,378	690,552		957,930
Leases receivable, non-current	341,620	-		341,620
RMLX Stock			-	-	b,e
Investment in CanComm	-	-	-	-	a,d
Goodwill	-	1,727,753		1,727,753
Total assets	$2,083,888	$3,085,901	$(500,000)	$4,669,789

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued expenses	$337,796	$387,902		$725,698
Accrued interest	3,437	-		3,437
Capital lease, current portion	9,615	-		9,615
Notes payable, current portion	-	81,188		81,188
Notes payable - related parties, current portion	-	317,000	(317,000)	-	e
Deferred revenue	200,477	12,030		212,507
Due to Canadian Communications, LLC.	-	-		-
Total current liabilities	551,325	798,120	(317,000)	1,032,445

Capital lease, non-current	15,840	-		15,840
Notes payable, non-current portion	-	104,783		104,783
Notes payable - related parties, non-current portion	-	2,510,737	(2,510,737)	-	e
Line of credit	464,000	-		464,000

Stockholders' equity:
Preferred stock - $0.20 par value, 5,000,000 shares authorized:
Class A - 720,000 shares authorized, issued and outstanding	144,000			144,000
Common stock - $0.001 par value, 200,000,000 shares authorized:
4,613,915 and 3,871,903 shares issued and outstanding, respectively	387,190		270	387,460	a
Members' interest	-	1,000	(1,000)	-	b,c,d
Additional paid-in capital	26,786,371		821,720	27,608,091	a,c
Other comprehensive (loss) - currency translation	-	(5,559)	5,559	-	c
Accumulated (deficit)	(26,264,838)	(388,451)	1,501,188	(25,152,101)	c,e
Minority interest	-	65,271		65,271
Total stockholder's equity	1,052,723	(327,739)	2,327,737	3,052,721
Total liabilities and stockholders' equity (deficit)	$2,083,888	$3,085,901	$(500,000)	$4,669,789

See the accompanying notes to the pro-forma financial statements.

Roomlinx, Inc.
PROFORMA CONSOLIDATED STATEMENTS OF OPERATIONS
for the Year Ended December 31, 2009
(Unaudited)

		Canadian
	Roomlinx, Inc.	Communications
	December 31,	December 31,
	2009	2009	Adjustments	Consolidated

Revenues:
Sales	$2,440,857	$1,337,342		$3,778,199
Cost of goods sold	1,564,141	886,616		2,450,757
Gross profit	876,716	450,726	-	1,327,442

Operating expenses:
Operations	495,005	398,911		893,916
Product development	289,711	-		289,711
General and administrative	1,193,967	117,945		1,311,912
Depreciation	66,670	195,618		262,288
	2,045,353	712,474	-	2,757,827
Operating (loss)	(1,168,637)	(261,748)	-	(1,430,385)

Non-operating income (expense):
Interest expense	(274,476)	(157,920)		(432,396)
Financing Expense	(99)	145		46
Derivative income (expense)	(1,409,356)	-
Foreign currency (loss)	(6,027)	(5,559)		(11,586)
Other income (expense)	70,826	26,834		97,660
Investment Income	-	40,000		40,000
	(1,619,132)	(96,500)	-	(306,276)

Loss before minority interest and income taxes	(2,787,769)	(358,248)	-	(1,736,661)

Minority interest		11,600		11,600
Provision for income taxes	-	-	-	-

Net (loss)	(2,787,769)	(346,648)	-	(1,725,061)

Series C Preferred dividend	29,032	-		29,032

Net loss available to common shareholders	(2,816,801)	(346,648)	-	(1,754,093)

See the accompanying notes to the pro-forma financial statements.

Roomlinx, Inc.
PROFORMA CONSOLIDATED STATEMENTS OF OPERATIONS
for the Nine Months Ended September 30, 2010
(Unaudited)

		Canadian
	Roomlinx, Inc.	Communications
	September 30	September 30
	2010	2010	Adjustments	Consolidated

Revenues:
Sales	$2,656,455	$1,932,957		$4,589,412
Cost of goods sold	1,994,639	1,269,561		3,264,200
Gross profit	661,816	663,396	-	1,325,212

Operating expenses:
Operations	493,390	441,012		934,402
Product development	260,404	-		260,404
General and administrative	916,412	141,268		1,057,680
Depreciation	83,062	127,562		210,624
	1,753,268	709,842	-	2,463,110
Operating (loss)	(1,091,452)	(46,446)	-	(1,137,898)

Non-operating income (expense):
Interest expense	(36,912)	(279,543)		(316,455)
Financing Expense	(10,052)	-		(10,052)
Foreign currency (loss)	(2,680)	(20,437)		(23,117)
Other income (expense)	56,068	(509)		55,559
	6,424	(300,489)	-	(294,065)

Loss before minority interest and income taxes	(1,085,028)	(346,935)	-	(1,431,963)

Minority interest	-	(848)		(848)
Provision for income taxes	-	-	-	-

Net (loss)	(1,085,028)	(347,783)	-	(1,432,811)

See the accompanying notes to the pro-forma financial statements.

ROOMLINX, INC.
NOTES TO PRO-FORMA CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009
(UNAUDITED)

(1)	Basis of Pro-Forma Presentation

On October 1, 2010, Roomlinx, Inc., a Nevada corporation (“Roomlinx”), acquired 100% of the membership interests of Canadian Communications, LLC, a Colorado limited liability company (the “Canadian”) for aggregate consideration of $500,000 in cash and the issuance of 270,000 shares of Roomlinx’s common stock, par value $0.001 per share, of which 79,000 are being held back as security for the sellers’ indemnification obligations (the “Holdback Shares”).  Roomlinx, Canadian, Peyton Communications, LLC, Garneau Alliance LLC, Peyton Holdings Corporation and Ed Garneau entered into a Unit Purchase Agreement dated as of October 1, 2010 (the “Purchase Agreement”) providing for the above described transaction.

The unaudited pro-forma consolidated financial statements are presented as of December 31, 2009 and September 30, 2010 and include the results of Canadian Communications, LLC as of and for the year and nine months ended on those dates respectively.

(2)	Pro-Forma Adjustments

a.	To record the $500,000 and 270,000 shares of common stock at $4.50 payable from Roomlinx to Canadian Communications, LLC.
b.	To record sale of members' interest on Canadian Communications, LLC. Financials.
c.	To eliminate the historical accumulated deficit of Canadian Communications, LLC.
d.	To eliminate investment in Canadian Communications
e.	To record payment of notes payable with Roomlinx, Inc. proceeds and relief of debt

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